UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2008
ROCKWELL MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-23-661	38-3317208

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
30142 Wixom Road,                  Wixom, Michigan           48393
(Address of principal executive offices)           (Zip Code)
Registrant’s telephone number, including area code           (248) 960-9009
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 17, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Rockwell Medical Technologies, Inc. (the “Company”) granted various options under the 2007 Long Term Incentive Plan (“LTIP”), including options to purchase up to 325,000 shares of Company common stock at $6.50 per share to Robert L. Chioini, the Company’s Chairman, President and Chief Executive Officer. It was subsequently determined that this grant inadvertently exceeded the annual limit on option grants set forth in the LTIP. The LTIP limits grants to any individual in any calendar year to no more than 250,000 options. As a result, on April 3, 2008, with the consent of Mr. Chioini, the Committee cancelled 75,000 of the options granted on December 17, 2007, representing the number of options in excess of the LTIP limit.
     The Committee then determined to make a new grant on April 3, 2008 to Mr. Chioini of 75,000 options at an exercise price equal to the higher of $6.50 and the fair market value of the Company’s common stock on the grant date. As the fair market value (determined in accordance with the LTIP) on April 3, 2008 was $6.13, the exercise price of the options awarded to Mr. Chioini on April 3, 2008 was set at $6.50. The options, which are subject to the form of Stock Option Agreement (Employee Version) attached to the Company’s December 20, 2007 Current Report on Form 8-K as Exhibit 10.23, will become exercisable in three equal annual installments beginning on April 3, 2009 and expire on April 3, 2018. The number of options and the exercise price are subject to adjustment by the Committee in accordance with the LTIP if certain extraordinary events occur. The options become immediately exercisable in full (i) if Mr. Chioini terminates service due to his death or disability, or (ii) immediately prior to a change in control (as defined in the LTIP). His rights upon a change in control are subject to the Company’s right under the LTIP to cash out the options or to declare that the options are not immediately exercisable where a successor has assumed the options.
     If, prior to the date when an option first becomes exercisable, Mr. Chioini’s service to the Company as an employee terminates for any reason other than death or disability, his right to exercise the option terminates. If, on or after the date when an option first becomes exercisable, his service to the Company as an employee terminates for any reason other than death or disability, he has the right, within three months after termination, to exercise the option to the extent that it was exercisable and unexercised on the date of termination, subject to any other limitation on exercise then in effect. If his service to the Company as an employee terminates due to death or disability before the tenth anniversary of the grant date, Mr. Chioini or the person or persons to whom the option shall have been transferred by will or the laws of descent and distribution shall have the right within the specified exercise period to exercise the option to the extent that it was exercisable and unexercised on Mr. Chioini’s date of death or disability, subject to any other limitation on exercise in effect on the date of exercise. The Committee has the right to accelerate exercisability or extend the exercisability of the option, but not beyond its ten year term.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
Date: April 9, 2008	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer

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